THE AMERICAN INSTITUTE OF ARCHITECTS

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                                  AIA Document A191

                          Standard Form of Agreement Between

                               Owner and Design/Builder

                                     1985 EDITION

                   THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES;
                    CONSULTATION WITH AN ATTORNEY IS ENCOURAGED.

This Document comprises two separate Agreements: Part 1 Agreement-Preliminary Design and Budgeting and Part 2 Agreement-Final Design and Construction. Hereinafter, the Part 1 Agreement is referred to as Part 1 and the Part 2 Agreement is referred to as Part 2.



PART 2 AGREEMENT-FINAL DESIGN AND CONSTRUCTION

AGREEMENT

made as of the ELEVENTH day of NOVEMBER  in the year of Nineteen
Hundred and NINETY-EIGHT.

BETWEEN the Owner:  THE BILTMORE GROUP OF LOUISIANA, L.L.C.
(Name and address)  507 TRENTON ST.
                    WEST MONROE, LA 71291

and the Design/Builder:
(Name and address)
        THE FORSYTHE GROUP, INC.   SCENICLAND CONSTRUCTION, CO.
        507 TRENTON ST.            131 SUNSET DR
        WEST MONROE, LA 71291      WEST MONROE, LA 71291

For the following Project:
(Include Project name, location and detailed description of scope.)
THE ARBOR RETIREMENT COMMUNITY IN NATCHITOCHES, LA. (EXHIBIT A)
DESIGN AND COMPLETE CONSTRUCTION ACCORDING TO PLANS AND SPECIFICATIONS DESIGNED BY THE FORSYTHE GROUP, INC.; WITH ASSISTANCE OF ENGINEER FIRM:
TAYLOR-WALLACE-CIVIC ENGINEER


The architectural services described in Article 2 will be provided by the following person or entity who is lawfully licensed to practice architecture:
(Name and address)   Taylor-Wallace Designs, Inc.
                     Downsville, LA 71234


The Owner and the Design/Builder agree as set forth below.

Copyright (c) 1985 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

AIA DOCUMENT A191, PART 2 OWNER-DESIGN/BUILDER AGREEMENT FIRST EDITION AIA (C)1985 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006
                                                       A191-1985
                                                       PART 2-PAGE 1

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                     Terms and Conditions-Part 2 Agreement


ARTICLE I
GENERAL PROVISIONS

1.1     BASIC DEFINITIONS

1.1.1 The Contract Documents consist of the Design/ Builder's Proposal identified in Article 14, this Part 2, the Construction Documents approved by the Owner in accordance with Subparagraph 2.2.2 below and Modifications issued after execution of Part 2. A Modification is a Change Order or a written amendment to Part 2 signed by both parties. These form the Contract, and are as fully a part of the Contract as if attached to this Part 2 or repeated herein.

1.1.2 The Project is the total design and construction for which the Design/Builder is responsible under Part 2, including all professional design services and all labor, materials and equipment used or incorporated in such design and construction.

1.1.3 The Work comprises the completed construction designed under the Project and includes labor necessary to produce such construction, and materials and equipment incorporated or to be incorporated in such construction.

1.2     EXECUTION, CORRELATION AND INTENT

1.2.1 This Part 2 shall be signed in not less than duplicate by the Owner and Design/Builder.

1.2.2 lt is the intent of the Owner and Design/Builder that the Contract Documents include all items necessary for proper execution and completion of the Work. The Contract Documents are complementary, and what is required by anyone shall be as binding as if required by all. Work not covered in the Contract Documents will not be required unless it is consistent with and is reasonably inferable from the Contract Documents as being necessary to produce the intended results. Words and abbreviations which have well-known technical or trade meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3     OWNERSHIP AND USE OF DOCUMENTS

1.3.1 The drawings, specifications and other documents furnished by the Design/Builder are instruments of service and shall not become the property of the Owner whether or not the Project for which they are made is commenced. Drawings, specifications and other documents furnished by the Design/Builder shall not be used by the Owner on other projects, for additions to this Project or, unless the Design/Builder is in default under Part 2, for completion of this Project by others, except by written agreement relating to use, liability and compensation.

1.3.2 Submission or distribution of documents to meet official regulatory requirements or for other purposes in connection with the Project is not to be construed as publication in derogation of the Design/Builder's or the Architect's common law copyrights or other reserved rights. The Owner shall own neither the documents nor the copyrights.


ARTICLE 2
DESIGN/BUILDER

2.1     SERVICES AND RESPONSIBILITIES

2.1.1 Design services shall be performed by qualified architects, engineers and other professionals selected and paid by the Design/Builder. The professional obligations of such persons shall be undertaken and performed in the interest of the Design/Builder. Construction services shall be performed by qualified construction contractors and suppliers, selected and paid by the Design/Builder and acting in the interest of the Design/Builder. Nothing contained in Part 2 shall create any professional obligation or contractual relationship between such persons and the Owner.

2.2     BASIC SERVICES

2.2.1   The Design/Builder's Basic Services are described below and in
Article 14.

2.2.2 Based on the Design/Builder's Proposal, the Design/Builder shall submit Construction Documents for review and approval by the Owner. Construction Documents shall include technical drawings, schedules, diagrams and specifications, setting forth in detail the requirements for construction of the Work, and shall:

     .1 develop the intent of the Design/Builder's Proposal in greater detail;

     .2 provide information customarily necessary for the use of those in the building trades; and

     .3 include documents customarily required for regulatory agency approvals.

2.2.3 The Design/Builder shall assist the Owner in filing documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

2.2.4 Unless otherwise provided in the Contract Documents, the Design/Builder shall provide or cause to be provided and shall pay for design services, labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

2.2.5 The Design/Builder shall be responsible for and shall coordinate all construction means, methods, techniques, sequences and procedures.

2.2.6 The Design/Builder shall keep the Owner informed of the progress and quality of the Work.

2.2.7 If requested in writing by the Owner, the Design/ Builder, with reasonable promptness and in accordance with time limits agreed upon, shall interpret the requirements of the Contract Documents and initially shall decide, subject to demand for arbitration, claims, disputes and other matters in question relating to performance thereunder by both Owner and Design/Builder. Such interpretations and decisions shall be in writing, shall not be presumed to be correct and shall be given such weight as the arbitrators or the court shall determine.

A191-1985       A191,Part2 OWNER-DESIGN/BUILDER ACREEMENT, FIRST EDITION
PART 2-PAGE 2   AIA* (c)1985, THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW
                YORK AVENUE, N.W. WASHINCTON, D.C. 20006

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2.2.8   The Design/Builder shall correct Work which does not conform to the
Construction Documents.

2.2.9 The Design/Builder warrants to the Owner that materials and equipment incorporated in the Work will be new unless otherwise specified, and that the Work will be of good quality, free from faults and defects, and in conformance with the Contract Documents. Work not conforming to these requirements shall be corrected in accordance with Article 9.

2.2.10 The Design/Builder shall pay all sales, consumer, use and similar taxes which were in effect at the time the Design/Builder's Proposal was first submitted to the Owner, and shall secure and pay for building and other permits and governmental fees, licenses and inspections necessary for the proper execution and completion of the Work which are either customarily secured after execution of Part 2 or are legally required at the time the Design/Builder's Proposal was first submitted to the Owner.

2.2.11 The Design/Builder shall give notices and comply with laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

2.2.12 The Design/Builder shall pay royalties and license fees. The Design/Builder shall defend suits or claims for infringement of patent rights and shall save the Owner harmless from loss on account thereof, except that the Owner shall be responsible for such loss when a particular design, process or product of a particular manufacturer is required by the Owner. However, if the Design/Builder has reason to believe the use of a required design, process or product is an infringement of a patent, the Design/Builder shall be responsible for such loss unless such information is promptly given to the Owner.

2.2.13 The Design/Builder shall be responsible to the Owner for acts and omissions of the Design/Builder's employees and parties in privily of contract with the Design/ Builder to perform a portion of the Work, including their agents and employees.

2.2.14 The Design/Builder shall keep the premises free from accumulation of waste materials or rubbish caused by the Design/Builder's operations. At the completion of the Work, the Design/Builder shall remove from and about the Project the Design/Builder's tools, construction equipment, machinery, surplus materials, waste materials and rubbish.

2.2.15 The Design/Builder shall prepare Change Orders for the Owner's approval and execution in accordance with Part 2 and shall have authority to make minor changes in the design and construction consistent with the intent of Part 2 not involving an adjustment in the contract sum or an extension of the contract time. The Design/Builder shall promptly inform the Owner, in writing, of minor changes in the design and construction. 2.2.16 The Design/Builder shall notify the Owner when the Work or an agreed upon portion thereof is substantially completed by issuing a Certificate of Substantial Completion which shall establish the Date of Substantial Completion, shall state the responsibility of each party for security, maintenance, heat, utilities, damage to the Work and insurance, shall include a list of items to be completed or corrected and shall fix the time within which the Design/Builder shall complete items listed therein. Disputes between the Owner and Design/Builder regarding the Certificate of Substantial Completion shall be resolved by arbitration.

2.2.17 The Design/Builder shall maintain in good order at the site one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other Modifications, marked currently to record changes made during construction. These shall be delivered to the Owner upon completion of the design and construction and prior to final payment.

ARTICLE 3
OWNER

3.1 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner or such authorized representative shall examine documents submitted by the Design/Builder and shall promptly render decisions pertaining thereto to avoid delay in the orderly progress of the Work.

3.2 The Owner may appoint an on-site project representative to observe the Work and to have such other responsibilities as the Owner and Design/Builder agree in writing prior to execution of Part 2.

3.3 The Owner shall cooperate with the Design/Builder in securing building and other permits, licenses and inspections, and shall pay the fees for such permits, licenses and inspections if the cost of such fees is not identified as being included in the Design/Builder's Proposal.

3.4 The Owner shall furnish services by land surveyors, geotechnical engineers and other consultants for subsoil, air and water conditions, in addition to those provided under Part 1 when such services are deemed necessary by the Design/Builder to carry out properly the design services under this Part 2.

3.5 The Owner shall furnish structural, mechanical, chemical, geotechnical and other laboratory or on-site tests, inspections and reports as required by law or the Contract Documents.

3.6     The services, information, surveys and reports required by Paragraphs
3.4 and 3.5 shall be furnished at the Owner's expense, and the Design/Builder shall be entitled to rely upon their accuracy and completeness.

3.7 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or nonconformity with the Design or Construction Documents, the Owner shall give prompt written notice thereof to the Design/Builder.

3.8 The Owner shall furnish required information and services and shall promptly render decisions pertaining thereto to avoid delay in the orderly progress of the design and construction.

3.9 The Owner shall, at the request of the Design/Builder and upon execution of Part 2, provide a certified or notarized statement of funds available for the Project and their source.

3.10 The Owner shall communicate with contractors only through the Design/Builder.

ARTICLE 4
TIME

4.1 The Design/Builder shall provide services as expeditiously as is consistent with reasonable skill and care and the orderly progress of design and construction.

4.2     Time limits stated in the Contract Documents are of the essence of
Part 2. The Work to be performed under Part


AIA DOCUMENT A191,Part 2, OWNER-DESIGN/BUILDER AGREEMENT            A191-1985
FIRST EDITION AIA* (c)1985 * THE AMERICAN INSTITUTE OF          PART 2-PAGE 3
ARCHITECTS 1735 NEW YORK AVENUE N.W., WASHINGTON,
D.C. 20006

2 shall commence upon execution of a notice to proceed unless otherwise agreed and, subject to authorized Modifications, Substantial Completion shall be achieved as indicated in Article 14.

4.3 The Date of Substantial Completion of the Work or an agreed upon portion thereof is the date when construction or an agreed upon portion thereof is sufficiently complete so the Owner can occupy and utilize the Work or agreed upon portion thereof for its intended use.

4.4 The schedule provided in the Design/Builder's Proposal shall include a construction schedule consistent with Paragraph 4.2 above.

4.3 If the Design/Builder is delayed in the progress of the Project by acts or neglect of the Owner, Owner's employees, separate contractors employed by the Owner, changes ordered in the Work not caused by the fault of the Design/Builder, labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipatable, unavoidable casualties, or other causes beyond the Design/Builder's control, or by delay authorized by the Owner's pending arbitration or another cause which the Owner and Design/Builder agree is justifiable, the contract time shall be reasonably extended by Change Order.

ARTICLE 5
PAYMENTS

5.1     PROGRESS PAYMENTS

5.1.1 The Design/Builder shall deliver to the Owner itemized Applications for Payment in such detail as indicated in Article 14.

5.1.2 Within ten days of the Owner's receipt of a properly submitted and correct Application for Payment, the Owner shall make payment to the Design/Builder.

5.1.3 The Application for Payment shall constitute are presentation by the Design/Builder to the Owner that, to the best of the Design/Builder's knowledge, information and belief, the design and construction have progressed to the point indicated; the quality of the Work covered by the application is in accordance with the Contract Documents; and the Design/Builder is entitled to payment in the amount requested.

5.1.4 The Design/Builder shall pay each contractor, upon receiptof payment from the Owner, out of the amount paid to the Design/Builder on account of such contractor's work, the amount to which said contractor is entitled in accordance with the terms of the Design/Builder's contract with such contractor. The Design/Builder shall, by appropriate agreement with each contractor, require each contractor to make payments to subcontractors in similar manner.

5.1.5 The Owner shall have no obligation to pay or to be responsible in any way for payment to a contractor of the Design/Builder except as may otherwise be required by law.

5.1.6 No progress payment or partial or entire use or occupancy of the Project by the Owner shall constitute an acceptance of Work not in accordance with the Contract Documents.

5.1.7 The Design/Builder warrants that: (1) title to Work, materials and equipment covered by an Application for Payment will pass to the Owner either by incorporation in construction or upon receipt of payment by the Design/Builder, whichever occurs first; (2) Work, materials and equipment covered by previous Applications for Payment are free and clear of liens, claims, security interests or encumbrances, hereinafter referred to as "liens"; and (3) no Work, materials or equipment covered by an Application for Payment will have been acquired by the Design/ Builder, or any other person performing work at the site or furnishing materials or equipment for the Project, subject to an agreement under which an interest therein or an encumbrance thereon is retained by the seller or otherwise imposed by the Design/Builder or such other person.

5.1.8 If the Contract provides for retainage, then at the date of Substantial Completion or occupancy of the Work or any agreed upon portion thereof by the Owner, whichever occurs first, the Design/Builder may apply for and the Owner, if the Design/Builder has satisfied the requirements of Paragraph 5.2.1 and any other requirements of the Contract relating to retainage, shall pay the Design/Builder the amount retained, if any, for the Work or for the portion completed or occupied, less the reasonable value of incorrect or incomplete Work. Final payment of such withheld sum shall be made upon correction or completion of such Work.

5.2     FINAL PAYMENT

5.2.1 Neither final payment nor amounts retained,if any, shall become due until the Design/Builder submits to the Owner (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Project for which the Owner or Owner's property might be liable have been paid or otherwise satisfied, (2) consent of surety, if any, to final payment,
(3) a certificate that insurance required by the Contract Documents is in force following completion of the Work, and (4) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens arising out of Part 2, to the extent and in such form as may be designated by the Owner. If a contractor refuses to furnish a release or waiver required by the Owner, the Design/Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Design/Builder shall reimburse the Owner for moneys the latter may be compelled to pay in discharging such lien, including all costs and reasonable attorneys' fees.

5.2.2 Final payment constituting the entire unpaid balance due shall be paid by the Owner to the Design/Builder upon the Owner's receipt of the Design/Builder's final Application for Payment when the Work has been completed and the Contract fully performed except for those responsibilities of the Design/Builder which survive final payment.

5.2.3 The making of final payment shall constitute a waiver of all claims by the Ownerexcept those arising from:

     .1  unsettled liens;
     .2 faulty or defective Work appearing after Substantial Completion; .3 failure of the Work to comply with requirements of the Contract
         Documents; or
     .4  terms of special warranties required by the Contract Documents.

5.2.4 Acceptance of final payment shall constitute a waiver of all claims by the Design/Builder except those previously made in writing and identified by the Design/Builder as unsettled at the time of final Application for Payment.


A191-1985       A191,Part2 OWNER-DESIGN/BUILDER ACREEMENT, FIRST EDITION
PART 2-PAGE 4   AIA* (c)1985, THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW
                YORK AVENUE, N.W. WASHINCTON, D.C. 20006

5.3     INTEREST PAYMENTS

5.3.1 Payments due the Design/Builder under Part2 which are not paid when due shall bear interest from the date due at the rate specified in Article 13, or in the absence of a specified rate, at the legal rate prevailing where the principal improvements are to be located.

ARTICLE 6
PROTECTION OF PERSONS AND PROPERTY

6.1 The Design/Builder shall be responsible for initiating, maintaining and providing Supervision of safety precautions and programs in connection with the Work.

6.2 The Design/Builder shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:
(1) employees on the Work and other persons who may be affected thereby; (2) the Work and materials and equipment to be incorporated therein; and (3) other property at or adjacent to the site.

6.3 The Design/Builder shall give notices and comply with applicable laws, ordinances, rules, regulations and orders of public authorities bearing on the safety of persons and property and their protection from damage, injury or loss.

6.4 The Design/Builder shall be liable for damage or loss (other than damage or loss to property insured under the property insurance provided or required by the Contract Documents to be provided by the Owner) to property at the site caused in whole or in part by the Design/Builder, a contractor of the Design/Builder or anyone directly or indirectly employed by either of them, or by anyone for whose acts they may be liable, except damage or loss attributable to the acts or omissions of the Owner, the Owner's separate contractors or anyone directly or indirectly employed by them or by anyone for whose acts they may be liable and not attributable to the fault or negligence of the Design/ Builder.

ARTICLE 7
INSURANCE AND BONDS

7.1     DESIGN/BUILDER'S LIABILITY INSURANCE

7.1.1 The Design/Builder shall purchase and maintainin a company or companies authorized to do business in the state in which the Work is located such insurance as will protect the Design/Builder from claims set forth below which may arise out of or result from operations under the Contract by the Design/Builder or by a contractor of the Design/Builder, or by anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable:

     .1 claims under workers' or workmen's compensation, disability benefit and other similar employee benefit laws which are applicable to the Work to be performed;
     .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Design/Builder's employees under any applicable employer's liability law;
     .3 claims for damages because of bodily injury, sickness or disease, or death of persons other than the Design/Builder's employees;
     .4 claims for damages covered by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Design/Builder or (2) by another person;
     .5 claims for damages, other than to the Work at the site, because of injury to or destruction of tangible property, including loss of use; and
     .6 claims for damages for bodily injury or death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle.

7.1.2   The insurance required by the above Subparagraph
7.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever are greater.

7.1.3 The Design/Builder's liability insurance shall include contractual liability insurance applicable to the Design/Builder's obligations under Paragraph 11.7.

7.1.4 Certificates of Insurance, and copies of policies if requested, acceptable to the Owner shall be delivered to the Owner prior to commencement of design and construction. These Certificates as well as insurance policies required by this Paragraph shall contain a provision that coverage will not be cancelled or allowed to expire until at least thirty days' prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment, an additional certificate evidencing continuation of such coverage shall be submitted along with the application for final payment.

7.2     OWNER'S LIABILITY INSURANCE

7.2.1 The Owner shall be responsible for purchasing and maintaining, in a company or companies authorized to do business in the state in which the principal improvements are to be located, Owner's liability insurance to protect the Owner against claims which may arise from operations under this Project.

7.3     PROPERTY INSURANCE

7.3.1 Unless otherwise provided under this Part 2, the Owner shall purchase and maintain, in a company or companies authorized to do business in the state in which the principal improvements are to be located, property insurance upon the Work at the site to the full insurable value thereof. Property insurance shall include interests of the Owner, the Design/Builder, and their respective contractors and subcontractors in the Work. It shall insure against perils of fire and extended coverage and shall include all risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. If the Owner does not intend to purchase such insurance for the full insurable value of the entire Work, the Owner shall inform the Design/Builder in writing prior to commencement of the Work. The Design/Builder may then effect insurance for the Work at the site which will protect the interests of the Design/Builder and the Design/Builder's contractors and subcontractors, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Design/Builder is damaged by failure of the Owner to purchase or maintain such insurance without notice to the Design/Builder, then the Owner shall bear all reasonable costs properly attributable thereto. if not covered under the all risk insurance or not otherwise provided in the Contract Documents, the Design/Builder shall effect and maintain similar property insurance on portions of the Work stored off-site or in transit when such portions of the Work are to be included in an Application for Payment.


AIA DOCUMENT A191,Part 2, OWNER-DESIGN/BUILDER AGREEMENT            A191-1985
FIRST EDITION AIA* (c)1985 * THE AMERICAN INSTITUTE OF          PART 2-PAGE 5
ARCHITECTS 1735 NEW YORK AVENUE N.W., WASHINGTON,
D.C. 20006

7.3.2 Unless otherwise provided under this Part 2, the Owner shall purchase and maintain such boiler and machinery insurance as may be required by the Contract Documents or by law and which shall specifically cover such insured objects during installation and until final acceptance by the Owner. This insurance shall cover interests of the Owner, the Design/Builder, and the Design/Builder's contractors and subcontractors in the Work.

7.3.3 A loss insured under Owner's property insurance is to be adjusted with the Owner and made payable to the Owner as trustee for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 7.3.8. The Design/ Builder shall pay contractors their shares of insurance proceeds received by the Design/Builder, and by appropriate agreement, written where legally required for validity, shall require contractors to make payments to their subcontractors in similar manner.

7.3.4 Before an exposure to loss may occur, the Owner shall file with the Design/Builder a copy of each policy required by this Paragraph 7.3. Each policy shall contain only those endorsements specifically related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least thirty days' prior written notice has been given the Design/ Builder.

7.3.5 If the Design/Builder requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, obtain such insurance, and the cost thereof shall be charged to the Design/Builder by appropriate Change Order.

7.3.6 The Owner and Design/Builder waive all rights against each other and the contractors, subcontractors, agents and employees, each of the other, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 7.3 or other property insurance applicable to the Work, except such rights as they may have to proceeds of such insurance held by the Owner as trustee. The Owner or Design/Builder, as appropriate, shall require from contractors and subcontractors by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated in this Paragraph 7.3. The policies shall be endorsed to include such waivers of subrogation.

7.3.7 If required in writing by a party in interest, the Owner as trustee shall provide, upon occurrence of an insured loss, a bond for proper performance of the Owner's duties. The cost of required bonds shall be charged against proceeds received as trustee. The Owner shall deposit proceeds so received in a separate account and shall distribute them in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Article 10. If after such loss no other special agreement is made, replacement of damaged Work shall be covered by appropriate Change Order.

7.3.8 The Owner, as trustee, shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object, in writing, within ten days after occurrence of loss, to the Owner's exercise of this power. If such objection be made, the Owner as trustee shall make settlement with the insurers in accordance with the decision of arbitration as provided in Article 10. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

7.3.9 If the Owner finds it necessary to occupy or use a portion or portions of the Work before Substantial Completion, such occupancy or use shall not commence prior to a time agreed to by the Owner and Design/Builder and to which the insurance company or companies providing property insurance have consented by endorsement to the policy or policies. The property insurance shall not lapse or be cancelled on account of such partial occupancy or use. Consent of the Design/Builder and of the insurance company or companies to such occupancy or use shall not be unreasonably withheld.

7.4     LOSS OF USE INSURANCE

7.4.1 The Owner, at the Owner's option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design/Builder, and its contractors and their agents and employees, for loss of use of the Owner's property, including consequential losses due to fire or other hazards, however caused, to the extent covered by insurance under this Paragraph 7.4.

7.5     PERFORMANCE BOND AND PAYMENT BOND

7.5.1 The Owner shall have the right to require the Design/Builder to furnish bonds covering the faithful performance of the Contract and the payment of all obligations arising thereunder if and as required in the Contract Documents or in Article 14.


ARTICLE 8
CHANGES IN THE WORK

8.1     CHANGE ORDERS

8.1.1 A Change Order is a written order signed by the Owner and Design/Builder, and issued after execution of Part 2, authorizing a change in the Work or adjustment in the contract sum or contract time. The contract sum and contract time may be changed only by Change Order.

8.1.2 The Owner, without invalidating Part 2, may order changes in the Work within the general scope of Part 2 consisting of additions, deletions or other revisions, and the contract sum and contract time shall be adjusted accordingly. Such changes in the Work shall be authorized by Change Order, and shall be performed under applicable conditions of the Contract Documents.

8.1.3 If the Owner requests the Design/Builder to submit a proposal for a change in the Work and then elects not to proceed with the change, a Change Order shall be issued to reimburse the Design/Builder for any costs incurred for Design Services or proposed revisions to the Contract Documents.

8.1.4 Cost or credit to the Owner resulting from a change in the Work shall be determined in one or more of the following ways:

     .1 by mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

     .2 by unit prices stated in the Contract Documents or subsequently agreed upon;



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     .3  by cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or .4 by the method provided below.

8.1.5   If none of the methods set forth in Clauses 8.1.4.1, 8.1.4.2 or
8.1.4.3 is agreed upon, the Design/Builder, provided a written order signed by the Owner is received, shall promptly proceed with the Work involved.
The cost of such Work shall then be determined on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including the expenditures for design services and revisions to the Contract Documents. In case of an increase in the contract sum, the cost shall include a reasonable allowance for overhead and profit. In case of the methods set forth in Clauses 8.1.4.3 and 8.1.4.4, the Design/Builder shall keep and present an itemized accounting together with appropriate supporting data for inclusion in a Change Order. Unless otherwise provided in the Contract Documents, cost shall be limited to the following: cost of materials, including sales tax and cost of delivery; cost of labor, including social security, old age and unemployment insurance, and fringe benefits required by agreement or custom; workers' or workmen's compensation insurance; bond premiums; rental value of equipment and machinery; additional costs of supervision and field office personnel directly attributable to the change; and fees paid to architects, engineers and other professionals. Pending final determination of cost to the Owner, payments on account shall be made on the Application for Payment. The amount of credit to be allowed by the Design/ Builder to the Owner for deletion or change which results in a net decrease in the contract sum will be actual net cost. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of the net increase, if any, with respect to that change.

8.1.6 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order that application of agreed unit prices to quantities proposed will cause substantial inequity to the Owner or Design/Builder, applicable unit prices shall be equitably adjusted.

8.2     CONCEALED CONDITIONS

8.2.1 If concealed or unknown conditions of an unusual nature that affect the performance of the Work and vary from those indicated by the Contract Documents are encountered below ground or in an existing structure other than the Work, which conditions are not ordinarily found to exist or which differ materially from those generally recognized as inherent in work of the character provided for in this Part 2, notice by the observing party shall be given promptly to the other party and, if possible, before conditions are disturbed and in no event later than twenty-one days after first observance of the conditions. The contract sum shall be equitably adjusted for such concealed or unknown conditions by Change Order upon claim by either party made within twenty-one days after the claimant becomes aware of the conditions.

8.3     REGULATORY CHANGES

8.3.1 The Design/Builder shall be compensated for changes in the Work necessitated by the enactment or revision of codes, laws or regulations subsequent to the submission of the Design/Builder's Proposal under Part 1.

ARTICLE 9
CORRECTION OF WORK

9.1 The Design/Builder shall promptly correct Work rejected by the Owner or known by the Design/Builder to be defective or failing to conform to the Construction Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed, and shall correct Work under this Part 2 found to be defective or nonconforming within a period of one year from the date of Substantial Completion of the Work or designated portion thereof, or within such longer period provided by any applicable special warranty in the Contract Documents.

9.2 Nothing contained in this Article 9 shall be construed to establish a period of limitation with respect to other obligations of the Design/Builder under this Part 2. Paragraph 9.1 relates only to the specific obligation of the Design/Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design/Builder's liability with respect to the Design/Builder's obligations other than correction of the Work.

9.3 If the Design/Builder fails to correct defective Work as required or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Design/Builder to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the Owner's right to stop the Work shall not give rise to a duty on the part of the Owner to exercise the right for benefit of the Design/Builder or other persons or entities.

9.4 If the Design/Builder defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may give a second written notice to the Design/ Builder and, seven days following receipt by the Design/ Builder of that second written notice and without prejudice to other remedies the Owner may have, correct such deficiencies.
In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design/Builder costs of correcting such deficiencies. If the payments then or thereafter due the Design/Builder are not sufficient to cover the amount of the deduction, the Design/Builder shall pay the difference to the Owner. Such action by the Owner shall be subject to arbitration.

ARTICLE 10
ARBITRATION

10.1 Claims, disputes and other matters in question between the parties to this Part 2 arising out of or relating to Part 2 shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association then in effect unless the parties agree otherwise. No arbitration arising out of or relat-

AIA DOCUMENT A191,Part 2, OWNER-DESIGN/BUILDER AGREEMENT            A191-1985
FIRST EDITION AIA* (c)1985 * THE AMERICAN INSTITUTE OF          PART 2-PAGE 7
ARCHITECTS 1735 NEW YORK AVENUE N.W., WASHINGTON,
D.C. 20006
ing to this Part 2 shall include, by consolidation or joinder or in any other manner, an additional person not a party to Part I except by written consent containing specific reference to Part 2 and signed by the Owner, Design/Builder and any other person sought to be joined. Consent to arbitration involving an additional person or persons shall not constitute consent to arbitration of a dispute not described or with a person not named therein. This provision shall be specifically enforceable in any court of competent jurisdiction.

10.2 Notice of demand for arbitration shall be filed in writing with the other party to this Part 2 and with the American Arbitration Association.
The demand shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.

10.3 The award rendered by arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

10.4 Unless otherwise agreed in writing, the Design/Builder shall carry on the Work and maintain its progress during any arbitration proceedings, and the Owner shall continue to make payments to the Design/Builder in accordance with the Contract Documents.

10.5    This Article 1O shall survive completion or termination of Part 2.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1 This Part 2 shall be governed by the law of the place where the Work is located.

11.2 The table of contents and the headings of articles and paragraphs are for convenience only and shall not modify rights and obligations created by this Part 2.

11.3 In case a provision of Part 2 is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

11.4    SUBCONTRACTS

11.4.1 The Design/Builder, as soon as practicable after execution of Part 2, shall furnish to the Owner in writing the names of the persons or entities the Design/Builder will engage as contractors for the Project.

11.4.2 Nothing contained in the Design/Builder Contract Documents shall create a professional obligation or contractual relationship between the Owner and any third party.

11.5    WORK BY OWNER OR OWNER'S CONTRACTORS

11.5.1 The Owner reserves the right to perform work related to, but not part of, the Project and to award separate contracts in connection with other work at the site. If the Design/Builder claims that delay or additional cost is involved because of such action by the Owner, the Design/ Builder shall make such claims as provided in Subparagraph 11.6.

11.5.2 The Design/Builder shall afford the Owner's separate contractors reasonable opportunity for introduction and storage of their materials and equipment for execution of their work. The Design/Builder shall incorporate and coordinate the Design/Builder's Work with work of the Owner's separate contractors as required by the Contract Documents.

11.5.3 Costs caused by defective or ill-timed work shall be borne by the party responsible.

11.6    CLAIMS FOR DAMAGES

11.6.1 Should either party to Part2 suffer injury or damage to person or property because of an act or omission of the other party, the other party's employees or agents, or another for whose acts the other party is legally liable, claim shall be made in writing to the other party within a reasonable time after such injury or damage is or should have been first observed.

11.7    INDEMNIFICATION

11.7.1 To the fullest extent permitted by law, the Design/Builder shall indemnify and hold harmless the Owner and the Owner's consultants and separate contractors, any of their subcontractors, sub-subcontractors, agents and employees from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work. These indemnification obligations shall be limited to claims, damages, losses or expenses (1) that are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, and (2) to the extent such claims, damages, losses or expenses are caused in whole or in part by negligent acts or omissions of the Design/Builder, the Design/Builder's contractors, anyone directly or indirectly employed by either or anyone for whose acts either may be liable, regardless of whether or not they are caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge or otherwise reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 11.7.

11.7.2 ln claims against the Owner or its consultants and its contractors, any of their subcontractors, sub-subcontractors, agents or employees by an employee of the Design/Builder, its contractors, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 11.7 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Design/Builder, or a Design/Builder's contractor, under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

11.8    SUCCESSORS AND ASSIGNS

11.8.1 This Part2 shall be binding on successors, assigns, and legal representatives of and persons in privity of contract with the Owner or Design/Builder. Neither party shall assign, sublet or transfer an interest in Part 2 without the written consent of the other.

11.8.2  This Paragraph 11.8 shall survive completion or termination of
Part 2.

11.9 In case of termination of the Architect, the Design/Builder shall provide the services of another lawfully licensed person or entity against whom the Owner makes no reasonable objection.


A191-1985       A191,Part2 OWNER-DESIGN/BUILDER ACREEMENT, FIRST EDITION
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

11.10   EXTENT OF AGREEMENT

11.10.1 Part 2 represents the entire agreement between the Owner and Design/Builder and supersedes Part 1 and prior negotiations, representations or agreements. Part 2 may be amended only by written instrument signed by both Owner and Design/Builder.

ARTICLE 12
TERMINATION OF THE AGREEMENT

12.1    TERMINATION BY THE OWNER

12.1.1 This Part 2 may be terminated by the Owner upon fourteen days' written notice to the Design/Builder in the event that the Project is abandoned. If such termination occurs, the Owner shall pay the Design/Builder for Work completed and for proven loss sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.

12.1.2 lf the Design/Builder defaults or persistently fails or neglects to carry out the Work in accordance with the Contract Documents or fails to perform the provisions of Part 2, the Owner may give written notice that the Owner intends to terminate Part 2. If the Design/Builder fails to correct the defaults, failure or neglect within seven days after being given notice, the Owner may then give a second written notice and, after an additional seven days, the Owner may without prejudice to any other remedy make good such deficiencies and may deduct the cost thereof from the payment due the Design/Builder or at the Owner's option, may terminate the employment of the Design/Builder and take possession of the site and of all materials, equipment, tools and construction equipment and machinery thereon owned by the Design/Builder and finish the Work by whatever method the Owner may deem expedient. If the unpaid balance of the contract sum exceeds the expense of finishing the Work, the excess shall be paid to the Design/Builder, but if the expense exceeds the unpaid balance, the Design/Builder shall pay the difference to the Owner.

12.2    TERMINATION BY THE DESIGN/BUILDER

12.2.1 If the Owner fails to make payment when due, the Design/Builder may give written notice of the Design/Builder's intention to terminate Part 2.
If the Design/Builder fails to receive payment within seven days after receipt of such notice by the Owner, the Design/Builder may give a second written notice and, seven days after receipt of such second written notice by the Owner, may terminate Part 2 and recover from the Owner payment for Work executed and for proven losses sustained upon materials, equipment, tools, and construction equipment and machinery, including reasonable profit and applicable damages.



AIA DOCUMENT A191,Part 2, OWNER-DESIGN/BUILDER AGREEMENT            A191-1985
FIRST EDITION AIA* (c)1985 * THE AMERICAN INSTITUTE OF          PART 2-PAGE 9
ARCHITECTS 1735 NEW YORK AVENUE N.W., WASHINGTON,
D.C. 20006

ARTICLE 13
BASIS OF COMPENSATION

The Owner shall compensate the Design/Builder in accordance with Article 5, Payments, and the other provisions of this Part 2 as described below.

13.1   COMPENSATION

13.1.1 FOR BASIC SERVICES,as described in Paragraphs 2.2.2 through 2.2.17, and for any other services included in Article l4 as part of Basic Services, Basic Compensation shall be as follows:

FOUR HUNDRED TWENTY FIVE THOUSAND AND NO/100 (425,000.00) DOLLARS, WHICH HAS BEEN PAID BY THE ISSUANCE OF LIMITED INTEREST IN THE BILTMORE GROUP OF, LOUISIANA L.L.C.


13.2   REIMBURSABLE EXPENSES
13.2.1 Reimbursable Expenses are in addition to the compensation for Basic and Additional Services and include actual expenditures made by the Design/Builder in the interest of the Project for the expenses listed as follows:

CONTRUCTION OF THE ARBOR RETIREMENT COMMUNITY LOCATED AT
FOR THE FIXED SUM OF ONE MILLION, THREE HUNDRED FIFTY TWO THOUSAND AND NO/100 (1,352,000). ANY AND ALL CHANGE(S) ORDERS WILL BE IN WRITING.


13.2.2 FOR REIMBURSABLE EXPENSES, compensation shall be a multiple of N/A ( ) times the amounts expended.

13.3   INTEREST PAYMENTS

13.3.1 The rate of interest for past due payments shall be as follows: N/A (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Design/Builder's principal places of business, at the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletion, modification or other requirements, such as written disclosures or waivers.)


A191-1985          AIA DOCUMENT A191, PART 2 OWNER-DESIGN/BUILDER AGREEMENT
PART 2-PAGE 10     FIRST EDITION AIA (c)1985 THE AMERICAN INSITITUTE OF
                   ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C.
                   20006

ARTICLE 14
OTHER PROVISIONS

14.1 The Basic Services to be performed shall be commenced on and, subject to authorized adjustments and to delays not caused by the Design/Builder, Substantial Completion shall be achieved in
        ( ) calendar days.

14.2   The Basic Services beyond those described in Article 2 are:

        NONE


14.3    The Design/Builder shall submit an Application for Payment on
        the           of each month.

14.4    The Design/Builder's Proposal includes:
        (List below. this Part 2, Supplementary and other Conditions, the drawings, the specifications, and Modifications, showing page or sheet numbers in all cases and dates where applicable to define the scope of Work.)



This Part 2 entered into as of the day and year first written above.

OWNER                                          DESIGN/BUILDER

THE BILTMORE GROUP OF LOUISIANA L.L.C.     THE FORSYTHE GROUP, INC.
---------------------------------------    ---------------------------------
                                           BY /S/SONYA KILE, V.P.
---------------------------------------    ---------------------------------
                                           SCENICLAND CONSTRUCTION, CO.
---------------------------------------    ---------------------------------

BY /S/SUNSHINE GANTT                       BY /S/FRED M BAYLES
  -------------------------------------      -------------------------------


*APPLICATION FOR PAYMENT, APPROVED BY KARL MIKE WALLACE, P.E. ARE DUE AND PAYABLE ON OR BEFORE THE 1ST DAY OF THE MONTH FOLLOWING.

AIA DOCUMENT A191, PART 2 OWNER-DESIGN/BUILDER AGREEMENT         A191-1985
FIRST EDITION AIA 1985 THE AMERICAN INSTITUTE OF              PART 2-PAGE 11
ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006